UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: September 30, 2022
(Date of earliest event reported)

Central Valley Community Bancorp
(Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	000-31977 (Commission File Number)	77-0539125 (IRS Employer Identification Number)

7100 N. Financial Dr., Ste. 101, Frenso, CA (Address of principal executive offices)		93720 (Zip Code)
559-298-1775 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, no par value	CVCY	NASDAQ
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 30, 2022, David A. Kinross has stepped down as Executive Vice-President and Chief Financial Officer of the Central Valley Community Bancorp and Central Valley Community Bank (the “Bank”). Mr. Kinross will remain in a transitional finance role with the Company and the Bank. The Company and Mr. Kinross have entered into a Transition Agreement, dated September 30, 2022 (“Transition Agreement”). Under the agreement, the transition period will continue through the earlier of December 31, 2022 or the early termination of the agreement in accordance with its terms (“Transition Period”). During the Transition Period, Mr. Kinross will receive a monthly salary of $15,833.33. The Company will accelerate the vesting of any unvested stock options or restricted stock at the end of the Transition Period subject to certain exceptions. Mr. Kinross is eligible to participate in all retirement plans and health and other welfare benefit plans on the same basis as other senior executives of the Company during the Transition Period. Mr. Kinross’s Third Amended Executive Salary Continuation Agreement dated April 1, 2020 and his Change in Control Agreement, dated April 30, 2021 will remain in effect. At the end of the Transition Period, Mr. Kinross will receive the full retirement benefit under the Salary Continuation Agreement as if he had retired during or after December 2026 under the terms and provision of the Salary Continuation Agreement subject to certain exceptions.
Following the Transition Period, the Company will provide and pay for COBRA coverage for Mr. Kinross until the earlier to occur: (i) the last day of the third (3rd) month following the date upon which Executive is engaged as an employee or independent contractor to provide accounting, finance or other professional services or (ii) the last day of the eighteenth (18th) month immediately following the Transition Period.
Conditioned upon the execution and delivery of a general release of all claims against the Company and the Bank, Mr. Kinross will be entitled to a lump sum payment to in the amount of $250,000 at the end of the Transition Period.
The foregoing is a summary of the Transition Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.
Effective September 30, 2022, Dawn P. Crusinberry was appointed as interim Chief Financial Officer of the Company and the Bank. Ms. Crusinberry was appointed Senior Vice President and Controller of the Company in July 2011. Prior to that time, Ms. Crusinberry served as Assistant Controller since joining the Company in July 2000. Prior to joining the Company, Ms. Crusinberry served as Secretary, Treasurer, and Chief Financial Officer for Pinnacle Bankshares Corporation. Ms. Crusinberry received her B.S. in Accounting from University of Indianapolis and is a graduate of the University Of Virginia Bankers School Of Bank Management. Ms. Crusinberry’s salary had been increased to $225,000 and she will participate in the Company’s management incentive plan at the level of Chief Financial Officer.
The Company has begun the process of recruiting a permanent Chief Financial Officer and has engaged a recruiting firm to assist with the process.
The Company has issued a press release dated October 5, 2022 that is attached hereto as Exhibit 99.1. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(D) Exhibits

10.1       Transition Agreement, Date September 30, 2022
99.1       Press Release dated October 5, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 5, 2022	CENTRAL VALLEY COMMUNITY BANCORP By: /s/ James J. Kim James J. Kim President and Chief Executive Officer

Exhibit Index
Exhibit No.	Description
10.1	Transition Agreement, dated September 30, 2022
99.1	Press Release dated October 5, 2022